UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2003 (September 30, 2003)

SIMEX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26599	58-265647

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID No.)

2890 Normandy Drive, N.W., Atlanta, Georgia 30305

(Address of principal executive offices)

404-580-8152

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

SIGNATURES
EX-16.1 LETTER FROM KPMG, LLP

Item 4. Changes in Registrant’s Certifying Accountant

      On September 30, 2003, the Board of Directors of SIMEX Technologies, Inc. (“SIMEX”) dismissed KPMG LLP and engaged Braverman & Company, P.C. as its independent accountants. The Board of Directors of SIMEX determined that SIMEX’s current operations and capital resources did not warrant the use of a major accounting firm.

      During the two most recent years and the subsequent interim period through September 30, 2003, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG LLP’s satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit report of KPMG LLP on the Registrant’s financial statements for the past two years did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except the audit report of KPMG LLP noted SIMEX’s change in its method of accounting for goodwill and other intangible assets in 2002. The Registrant has provided KPMG LLP with a copy of this disclosure and has requested that KPMG LLP provide the Registrant with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made under Item 4 of this Form 8-K, which the Registrant has filed as an amendment to this report.

      During the two most recent years of the registrant ended December 31, 2002 and the subsequent interim period to September 30, 2003, SIMEX did not consult with Braverman & Company, P.C. regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Item 7. Financial Statements and Exhibits.

      (a) Financial Statements of Business Acquired

      Not Applicable

      (b) Exhibits

      16.1 Letter from KPMG LLP

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMEX Technologies, Inc. (Registrant)

Dated: October 7, 2003	By /s/ C. Mickle Moye

C. Mickle Moye, Chairman